Exhibit 32.1

CLAYMONT STEEL HOLDINGS, INC.

CERTIFICATION OF CORPORATE OFFICERS

(Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002)

Each of the undersigned, Jeff Bradley, Chief Executive Officer and Director of Claymont Steel Holdings, Inc. (the “Company”), and David Clark, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2007

/S/ JEFF BRADLEY
Jeff Bradley
Chief Executive Officer and Director

/S/ DAVID CLARK
David Clark
Chief Financial Officer